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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) June 21, 2005
                                                         -------------


                               Intelligroup, Inc.
         --------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         New Jersey                     0-20943                11-2880025
------------------------------  ------------------------  --------------------
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
      of Incorporation)                                   Identification No.)


499 Thornall Street
Edison, New Jersey                                                     08837
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(Address of Principal Executive Offices)                            (Zip Code)


                                 (732) 590-1600
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                         (Registrant's telephone number,
                              including area code)



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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 1.01.   Entry into a Material Definitive Agreement.

Spoors Employment Agreement

         On June 21, 2005, Intelligroup, Inc. (the "Company") entered into an amended and restated employment agreement ("Agreement") with Shirley Spoors, the Company's Vice President of Human Resources.

         The Agreement provides for, among other things, (i) an annual base salary of equivalent of $182,000; (ii) payment of a $26,000 bonus for prior performance on June 30, 2005, (iii) continuation of base salary payments for three months in the event the Company terminates Ms. Spoors' employment without cause during the term of the Agreement, (iv) that upon the effectiveness of a Change in Control (as the term is defined in the Agreement) all the remaining option shares, to the extent not vested and exercisable, shall become fully vested and exercisable; and (v) a term continuing from the effective date through December 31, 2005 and thirty (30) day prior notice provision in the event either party decides not to renew the Agreement.

         The foregoing description of the Agreement is qualified in its entirety by reference to such document. A copy of this Agreement is filed as Exhibit 10.1 to this Form 8-K.

ITEM 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

         Exhibit 10.1 - Second Amended and Restated Employment Agreement between Company and Shirley Spoors.





                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         INTELLIGROUP, INC.

                                         By: /s/   Madhu Poomalil
                                             -----------------------------
                                         Name:  Madhu Poomalil
                                         Title: Chief Financial Officer


Date: June 27, 2005